SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: March 23, 2000
                                         --------------


                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


         Nevada                     0-16730               88-0085608
         ------                     -------               ----------
     (State or other              (Commission          (I.R.S. Employer
     jurisdiction of               File No.)          Identification No.)
     incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                    (Address of Principal Executive Offices)


                                  917/339-7100
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
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On March 22, 2000,  we closed on an agreement to acquire all of the  outstanding capital stock of Grizzard Communications Group ("Grizzard"). Grizzard and its wholly owned subsidiaries operate a vertically integrated network of marketing communications companies. Pursuant to an Agreement and Plan of Merger dated July 8, 1999, as amended, we acquired, by merger, all of the capital stock of Grizzard from its current stockholders (the "Sellers"). In consideration of the purchase, the Sellers received an aggregate sum of $100,000,000 including $50,000,000 cash and an aggregate of 2,545,799 shares of Common Stock of MSGI, par value $.01, valued at $19.64 per share.

A portion of the purchase price was financed by Paribas, part of the BNP Paribas Group, through a $58 million senior secured credit facility. The facility is comprised of a $13 million revolving line of credit, $40 million term loan and $5 million LC commitment. The credit facility expires March 31, 2005, and bears interest at prime rate or LIBOR plus an applicable margin raging from 1.5% to 2.5% for prime and 2.5% to 3.5% for LIBOR based on certain leverage ratios. The loans are guaranteed by its non Internet subsidiaries. The revolving line of credit is limited to the lesser of the maximum availability of $13 million or a percentage of eligible receivables. The facility is subject to certain financial and other covenants.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a)   Financial statements of businesses acquired *

(b)   Pro forma financial information *

(c) The following documents are filed herewith as exhibits to this Form 8-K:

     2.1 Agreement and Plan of Merger dated as of July 8, 1999, by and among the Registrant, a wholly-owned subsidiary of the Registrant and Grizzard Advertising, Inc. **

     20.1 Press release of the Registrant dated July 14, 1999 **

     20.2 Press release of the Registrant dated March 23, 2000


* It is impractical for MSGI to provide the required financial statements and pro forma financial information as of the date hereof. MSGI will file the required financial statements and pro forma financial information no later than 75 days after the date of this report.

** Incorporated by reference from the Registrant's Current Report on Form 8-K dated July 8, 1999.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MARKETING SERVICES GROUP, INC.

Date: April 6, 2000                       By: /s/ Cindy H. Hill
      -------------                           --------------------------
                                       Title: Chief Accounting Officer